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                                       FORM 8-A

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                   _______________

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                                   _______________


                            FLORIDA POWER & LIGHT COMPANY
                (Exact name of registrant as specified in its charter)

                 Florida                                   59-0247775
         (State of incorporation                        (I.R.S. Employer
             or organization)                          Identification No.)

                                700 Universe Boulevard
                              Juno Beach, Florida 33408
             (Address of principal executive offices, including zip code)

                                   _______________

     Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class                   Name of each exchange on which
           to be so registered                   each class is to be registered
     ------------------------------              ------------------------------
     Subordinated Deferrable Interest             New York Stock Exchange, Inc.
               Debentures


          If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1),
     please check the following box.     [ X ]

          If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant
     to General Instruction A.(c)(2), please check the following box.    [  ]

          Securities to be registered pursuant to Section 12(g) of the Act:
                                         None
                                   (Title of Class)


                                   _______________


          The Commission is respectfully requested to send copies of all notices, orders and communications to:


             DENNIS P. COYLE                        JEFFREY I. MULLENS, P.A.
      General Counsel and Secretary                   Steel Hector & Davis
      Florida Power & Light Company                 1900 Phillips Point West
         700 Universe Boulevard                      777 South Flagler Drive
        Juno Beach, Florida 33408                West Palm Beach, Florida 33401
             (407) 694-4644                              (407) 650-7257

                              ROBERT J. REGER, JR., ESQ.
                                  Reid & Priest LLP
                                 40 West 57th Street
                               New York, New York 10019
                                    (212) 603-2000


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                    INFORMATION REQUIRED IN REGISTRATION STATEMENT


     Item 1.   Description of Registrant's Securities to be Registered.
               -------------------------------------------------------

               The 8.75% Quarterly Income Debt Securities (Subordinated Deferrable Interest Debentures, Due 2025) (the "QUIDS") to be registered hereunder are described under the heading "DESCRIPTION OF THE QUIDS" in the prospectus dated October 10, 1995 (the "Prospectus") forming part of registration statement no. 33-59429 (the "Registration Statement"). The Registration Statement was filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), on May 18, 1995, and was declared effective by the Commission on October 10, 1995. The aforementioned description in the Prospectus is hereby incorporated by reference into this Item 1. In addition, the description of the pricing terms established at the time of issuance of the QUIDS is hereby incorporated into this Item 1 by reference to the Prospectus filed with the SEC in connection with the Registration Statement.

     Item 2.   Exhibits.*
               --------

       1  -- Restated Articles of Incorporation of FPL dated March 23, 1992
             (filed as Exhibit 3(i)a to Form 10-K for the year ended December 31, 1994, File No. 1-3545).
       2  -- Amendment to FPL's Restated Articles of Incorporation dated March
             23, 1992 (filed as Exhibit 3(i)b to Form 10-K for the year ended December 31, 1994, File No. 1-3545).
       3  -- Amendment to FPL's Restated Articles of Incorporation dated May
             11, 1992 (filed as Exhibit 3(i)c to Form 10-K for the year ended December 31, 1994, File No. 1-3545).
       4  -- Amendment to FPL's Restated Articles of Incorporation dated March
             12, 1993 (filed as Exhibit 3(i)d to Form 10-K for the year ended December 31, 1994, File No. 1-3545).
       5  -- Amendment to FPL's Restated Articles of Incorporation dated June
             16, 1993 (filed as Exhibit 3(i)e to Form 10-K for the year ended December 31, 1994, File No. 1-3545).
       6  -- Amendment to FPL's Restated Articles of Incorporation dated August
             31, 1993 (filed as Exhibit 3(i)f to Form 10-K for the year ended December 31, 1994, File No. 1-3545).
       7  -- Amendment to FPL's Restated Articles of Incorporation dated
             November 30, 1993 (filed as Exhibit 3(i)g to Form 10-K for the year ended December 31, 1994, File No. 1-3545).
       8  -- Bylaws of FPL dated May 11, 1992 (filed as exhibit 3(ii) to Form
             10-K for the year ended December 31, 1994, File No. 1-3545).
       9 -- Mortgage and Deed of Trust dated as of January 1, 1944, and ninety-six Supplements thereto between FPL and Bankers Trust Company, Trustee (filed as Exhibit B-3, File No. 2-4845;Exhibit 7(a), File No. 2-7126; Exhibit 7(a), File No. 2-7523; Exhibit 7(a), File No. 2-7990; Exhibit 7(a), File No. 2-9217; Exhibit 4(a)-5, File No. 2-10093; Exhibit 4(c), File No. 2-11491; Exhibit 4(b)-1, File No. 2-12900; Exhibit 4(b)-1, File No. 2-13255;
             Exhibit 4(b)-1, File No. 2-13705; Exhibit 4(b)-1, File No. 2-13925; Exhibit 4(b)-1, File No. 2-15088; Exhibit 4(b)-1, File
             No. 2-15677; Exhibit 4(b)-1, File No. 2-20501; Exhibit 4(b)-1,
             File No. 2-22104; Exhibit 2(c), File No. 2-23142; Exhibit 2(c), File No. 2-24195; Exhibit 4(b)-1, File No. 2-25677; Exhibit 2(c), File No. 2-27612; Exhibit 2(c), File No. 2-29001; Exhibit 2(c), File No. 2-30542; Exhibit 2(c), File No. 2-33038; Exhibit 2(c), File No. 2-37679; Exhibit 2(c), File No. 2-39006; Exhibit 2(c), File No. 2-41312; Exhibit 2(c), File No. 2-44234; Exhibit 2(c), File No. 2-6502; Exhibit 2(c), File No. 2-48679; Exhibit 2(c), File No. 2-49726; Exhibit 2(c), File No. 2-50712; Exhibit 2(c), File No. 2-52826; Exhibit 2(c), File No. 2-53272; Exhibit 2(c), File No. 2-54242; Exhibit 2(c), File No. 2-56228; Exhibits 2(c) and 2(d), File No. 2-60413; Exhibits 2(c) and 2(d), File No. 2-65701; Exhibit 2(c), File No. 2-66524; Exhibit 2(c), File No. 2-67239; Exhibit 4(c), File No. 2-69716; Exhibit 4(c), File No. 2-70767; Exhibit 4(b), File No. 2-71542; Exhibit 4(b), File No. 2-73799; Exhibits 4(c), 4(d) and 4(e), File No. 2-75762;
             Exhibit 4(c), File No. 2-77629; Exhibit 4(c), File No. 2-79557;
             Exhibit 99(a) to Post-Effective Amendment No. 5 to Form S-8, File No. 33-18669; Exhibit 99(a) to Post-Effective Amendment No. 1 to Form S-3 File No. 33-46076; Exhibit 4(b) to Form 10-K for the year ended December 31, 1993, File No. 1-3545; Exhibit 4(i) to Form 10-Q for the quarter ended June 30, 1994, File No. 1-3545; and
             Exhibit 4(b) to Form 10-Q for the quarter ended June 30, 1995, File No. 1-3545).
      10  -- Form of Indenture relating to the Debt Securities of FPL (filed as
             Exhibit 4(j) to the Registration Statement).
      11  -- Form of Excerpts from the Unanimous Consent of the Finance
             Committee of the Board of Directors in lieu of Meeting establishing QUIDS (filed as Exhibit 4(k) to the Registration Statement).
      12  -- Form of Officer's Certificate establishing QUIDS (filed as Exhibit
             4(l) to the Registration Statement).
      13  -- Form of QUIDS (filed as Exhibit 4(m) to the Registration
             Statement).
      14  -- Form of Letter of Transmittal (filed as Exhibit 4(n) to Amendment
             No. 1 to the Registration Statement).
      15  -- Form of Exchange Agent Agreement (filed as Exhibit 99(a) to the
             Registration Statement).


     ____________________
          * All exhibits in this Item 2 are hereby incorporated by reference herein.

                                      SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


     Dated:  November 9, 1995           Florida Power & Light Company




                                          By:/s/ Dilek Samil
                                             __________________________
                                                      Dilek Samil
                                          Treasurer and Assistant Secretary